Exhibit 4.11

Letter of Support

TO THE BOARD OF DIRECTORS OF DAQO NEW ENERGY CORP.

We, as major shareholders, acknowledge the net current liability position of Daqo New Energy Corp. as of December 31, 2019 and agree to provide necessary financial support to Daqo New Energy Corp. and its subsidiaries through Daqo Group Co., Ltd..(“Daqo Group”), another company wholly owned by the shareholders of us and a related party of Daqo New Energy Corp., which has sufficient capital and access to resources and hence the ability do so.

The details of our agreed financial support to Daqo New Energy Corp. include the following:

1.	We agree that Daqo New Energy Corp. does NOT have to repay us the amount of USD 20.1M owed as of December 31, 2019 to Daqo Group and Daqo New Material Co., Ltd. before May 1, 2021.

2.	In addition, we agree to provide Daqo New Energy Corp. additional financial funding to support the Company’s operation between January 1, 2020 and April 30, 2021. Daqo New Energy Corp. does NOT have to repay us this amount before May 1, 2021.

3.	In addition, the management of Daqo New Energy Corp. should immediately suspend the capacity expansion project in its Xinjiang facilities if they don’t have sufficient financial resources to continue the project after repaying all other financial obligations.

We agree to provide funding to support the Company to repay all the financial obligations already committed related to the capacity expansion project in its Xinjiang facilities. Daqo New Energy Corp. does NOT have to repay us this amount before May 1, 2021.

Investor name:	MILLION FORTUNE INTERNATIONAL LIMITED
Signature:	/s/ Wanlin Gao
Date:	February 25, 2020

Investor name:	BEST MOUNT INTERNATIONAL LIMITED
Signature:	/s/ Jianrong Tang
Date:	February 25, 2020

Investor name:	ACE PRO HOLDINGS LIMITED
Signature:	/s/ Bin Cai
Date:	February 25, 2020

Investor name:	INSTANTUP INVESTMENTS LIMITED
Signature:	/s/ Dafeng Shi
Date:	February 25, 2020

Investor name:	GOLD INTELLECT LIMITED
Signature:	/s/ Guangfu Xu
Date:	February 25, 2020

Investor name:	PLENTY CHINA LIMITED
Signature:	/s/ Xiang Xu
Date:	February 25, 2020

Investor name:	RUIAN INTERNATIONAL LIMITED
Signature:	/s/ authorized signatory
Date:	February 25, 2020

Investor name:	LUCKY PROSPER INVESTMENTS LIMITED
Signature:	/s/ Dafeng Shi
Date:	February 25, 2020

Investor name:	JIA XIN ENTERPRISES LIMITED
Signature:	/s/ Bin Cai
Date:	February 25, 2020

Investor name:	DUKE ELITE LIMITED
Signature:	/s/ Xiang Xu
Date:	February 25, 2020

Investor name:	DAQO GROUP CO., LTD.
Signature:	/s/ Guangfu Xu
Date:	February 25, 2020